EXHIBIT 23.1

          CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8
(No. 333-64193) and Form S-4 (No. 333-90597) of School
Specialty, Inc. of our report dated June 9, 2000, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
July 26, 2000